                                                                    EXHIBIT 99.1


(NABORS INDUSTRIES LOGO)
                                                                    NEWS RELEASE



                    NABORS NET $0.19 ON STRONGER US BUSINESS

ST. MICHAEL, BARBADOS, JULY 29, 2003, NABORS INDUSTRIES LTD. (AMEX: NBR), today announced its results for the second quarter and six months ended June 30, 2003. Adjusted income derived from operating activities(1) was $38.0 million for the current quarter compared to $37.5 million in the second quarter of last year and $56.0 million in the first quarter of this year. Net income was $29.0 million ($0.19 per diluted share) for the current quarter compared to $25.4 million ($0.17 per diluted share) in the prior year and $48.1 million ($0.31 per diluted share) in the first quarter of this year. Operating revenues and earnings from unconsolidated affiliates were $433.9 million in the current quarter compared to $356.5 million in the prior year quarter and $455.7 million in the first quarter of this year. For the six months ended June 30, 2003, adjusted income derived from operating activities was $94.0 million compared to $98.6 million in 2002. Net income for the first six months of 2003 was $77.1 million ($0.50 per diluted share) compared to $67.4 million ($0.45 per diluted share) in the first six months of 2002. Revenues and earnings from unconsolidated affiliates for the first six months were $889.7 million compared to $743.4 million for the first six months of 2002.

Gene Isenberg, Nabors' Chairman and Chief Executive Officer commented on the results, "Our second quarter results were modestly ahead of our expectations as a result of higher activity and margins in our US Lower 48 land drilling, well servicing and offshore businesses."

"Comparing to the sequential first quarter of 2003, the largest improvement came from our US Lower 48 land drilling unit where we experienced a progressively higher rig count during the quarter and correspondingly better margins. Our international unit achieved a substantial increase each month during the quarter as the contribution from recently deployed platform rigs became more closely attuned to their planned level. Our US land well servicing unit posted a strong showing on higher hours and expanded margins. Our US offshore operation also showed solid improvement as two of our Super-Sundowner(TM) class platform rigs commenced new deepwater SPAR contracts bringing this segment of our fleet to full capacity utilization. Higher utilization and pricing among our platform drilling and jackup workover rigs also added to the quarter. The seasonally lower levels of activity and substantially lower results in our Canadian and Alaskan operations were as expected."

"Our outlook for the third quarter and full year 2003 continues to be quite positive as all of our businesses except Alaska anticipate sequential quarterly improvement for the foreseeable future. Canada is rapidly emerging from its second quarter seasonal trough with a much higher rig count and stronger rates. In our US Lower 48 land drilling business we expect steady improvement with the continuation of the same market conditions that led to a better than expected second quarter. Internationally, significant sequential increases should continue with land rigs returning to work in several regions, the mobilization of a new offshore

----------

(1) Adjusted income derived from operating activities is computed by subtracting:direct costs, general and administrative expenses, and depreciation and amortization expense from Operating revenues and then adding Earnings from unconsolidated affiliates. Such amounts should not be used as a substitute to those amounts reported under accounting principles generally accepted in the United States of America (GAAP). A reconciliation of this non-GAAP measure to consolidated income before taxes, which is a GAAP measure, is provided herein.

platform rig for Indonesia, and fuller contribution from recently deployed platform rigs in Mexico and India. The longer-term outlook for this unit is particularly good, given the long-term nature of the recent platform rig deployments, continuing strong bid flow and the number of strategic opportunities on the horizon. Our US offshore business anticipates further increments, the most visible component being recent and future rig deployments on deepwater projects. Our US well servicing business continues to outperform our expectations and we look for a steady to slightly upward trend in results. Our manufacturing and transportation units also anticipate higher results despite a somber outlook for our construction and logistics joint ventures in Alaska. These Alaskan joint ventures along with our Alaskan drilling unit are the only areas where we have lower expectations over the course of the year as spending by the largest operator in that region continues to be curtailed. We are however, encouraged by the influx of new independent operators in this market who are aggressively pursuing exploratory and development projects, reinforcing our expectation of a strong winter season."

"During the quarter we were able to capitalize on the favorable debt markets to further reduce our average cost of capital. In June we placed $700 million of zero-coupon, zero-yield, twenty year convertible bonds. A large portion of the proceeds from this placement were used to redeem approximately $495 million in zero coupon convertible bonds which carried a 2-1/2% yield. We further intend to redeem $295 million of 6.8% senior notes when they mature in April of 2004. Together these two redemptions will reduce annual interest expense by over $30 million."

"We remain convinced that the North American gas markets will require higher levels of drilling for an extended period to meet the supply challenges. Our Canadian business appears to be heading for a record third quarter and a record year, and that market has been a reliable predictor of US Lower 48 activity. Our view of an enduring North America gas directed cycle and strong growth characteristics in our international business reinforce our conviction that the current upward trend in our results is sustainable for an extended period."

The Nabors companies own and operate almost 600 land drilling and approximately 950 land workover and well-servicing rigs worldwide. Offshore, Nabors operates 43 platforms, 16 jack-ups, and three barge rigs in the domestic and international markets. Nabors markets 30 marine transportation and support vessels, primarily in the U.S. Gulf of Mexico. In addition, Nabors manufactures top drives and drilling instrumentation systems and provides comprehensive oilfield hauling, engineering, civil construction, logistics and facilities maintenance, and project management services. Nabors participates in most of the significant oil, gas and geothermal markets in the world.

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks and uncertainties, as disclosed by Nabors from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, Nabors' actual results may differ materially from those indicated or implied by such forward-looking statements.

                                   ----------

For further information, please contact Dennis A. Smith, Director of Corporate Development of Nabors Corporate Services, Inc. at (281) 775-8038. To request Investor Materials, call Angela Ridgell at (281) 775-8063 or our corporate headquarters in St. Michael, Barbados at (246) 421-9471 or via email at dan.mclachlin@nabors.com. Nabors will conduct a conference call to discuss the quarter's results and the near-term outlook, today at 12:00 p.m. Eastern Daylight Time. The call can be accessed on our website at www.nabors.com, or through First Call at www.firstcallevents.com

                     NABORS INDUSTRIES LTD. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                                    THREE MONTHS ENDED
                                                             -------------------------------------        SIX MONTHS ENDED
                                                             MARCH 31,             JUNE 30,                   JUNE 30,
                                                             ---------     -----------------------    -----------------------
                                                                2003          2003          2002         2003          2002
                                                             ---------     ---------     ---------    ---------     ---------
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues and other income:
   Operating revenues (1)                                    $ 449,837     $ 432,552     $ 352,147    $ 882,389     $ 733,346
   Earnings from unconsolidated affiliates (1)                   5,903         1,359         4,371        7,262        10,009
   Interest income                                               7,693         6,998         8,142       14,691        17,393
   Other income, net                                                24            23         2,649           47         3,146
                                                             ---------     ---------     ---------    ---------     ---------
      Total revenues and other income                          463,457       440,932       367,309      904,389       763,894
                                                             ---------     ---------     ---------    ---------     ---------

Costs and other deductions:
   Direct costs                                                304,560       298,791       238,190      603,351       487,623
   General and administrative expenses                          41,245        40,483        32,824       81,728        65,490
   Depreciation and amortization                                53,926        56,652        47,984      110,578        91,665
   Interest expense                                             20,070        18,644        14,418       38,714        29,033
                                                             ---------     ---------     ---------    ---------     ---------
      Total costs and other deductions                         419,801       414,570       333,416      834,371       673,811
                                                             ---------     ---------     ---------    ---------     ---------

Income before income taxes                                      43,656        26,362        33,893       70,018        90,083
                                                             ---------     ---------     ---------    ---------     ---------

Income tax (benefit) expense:
  Current                                                        4,060         3,226         2,514        7,286         6,957
  Deferred                                                      (8,461)       (5,883)        5,959      (14,344)       15,764
                                                             ---------     ---------     ---------    ---------     ---------
    Total income tax (benefit) expense                          (4,401)       (2,657)        8,473       (7,058)       22,721
                                                             ---------     ---------     ---------    ---------     ---------

Net income                                                   $  48,057     $  29,019     $  25,420    $  77,076     $  67,362
                                                             =========     =========     =========    =========     =========

Earnings per share (2):
   Basic                                                     $     .33     $     .20     $     .18    $     .53     $     .47
   Diluted                                                   $     .31     $     .19     $     .17    $     .50     $     .45

Weighted average number of common shares outstanding (2):
  Basic                                                        145,708       146,382       143,188      146,045       142,079
                                                             ---------     ---------     ---------    ---------     ---------
  Diluted                                                      160,404       153,359       150,451      160,487       148,556
                                                             ---------     ---------     ---------    ---------     ---------

Adjusted income derived from operating activities (3)        $  56,009     $  37,985     $  37,520    $  93,994     $  98,577
                                                             =========     =========     =========    =========     =========

----------

(1) During the fourth quarter of 2002 we revised the classification of revenues for certain rigs that we own that are leased to our joint venture in Saudi Arabia, in which we have a 50% ownership interest. We now report 100% of these revenues as Operating revenues. Previously, we had reported 50% of these lease revenues as Earnings from unconsolidated affiliates and 50% as Operating revenues. The effect of this change in classification resulted in an increase in Operating revenues and offsetting decrease in Earnings from unconsolidated affiliates of $6.1 million and $11.4 million for the three and six months ended June 30, 2002, respectively. These reclassifications had no impact on total revenues and other income, or net income.

(2) See "Computation of Per Share Earnings" included herein as a separate schedule.

(3) Adjusted income derived from operating activities is computed by: subtracting direct costs, general and administrative expenses, and depreciation and amortization expense from Operating revenues and then adding Earnings from unconsolidated affiliates. Such amounts should not be used as a substitute to those amounts reported under accounting principles generally accepted in the United States of America (GAAP). However, management evaluates the performance of our business units and the consolidated company based on several criteria, including adjusted income derived from operating activities, because it believes that this financial measure is an accurate reflection of the ongoing profitability of our company. A reconciliation of this non-GAAP measure to consolidated income before income taxes, which is a GAAP measure, is provided herein.

                    NABORS INDUSTRIES LTD. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                                            DECEMBER 31,       MARCH 31,         JUNE 30,
                                                                2002             2003              2003
                                                            ------------      ----------        ----------
(IN THOUSANDS, EXCEPT RATIOS)
ASSETS
Current assets:
Cash and marketable securities                              $  871,651        $  816,643        $1,050,450
Accounts receivable, net                                       277,735           351,507           336,308
Other current assets                                           220,522           220,601           215,492
                                                            ----------        ----------        ----------
     Total current assets                                    1,369,908         1,388,751         1,602,250
Marketable securities                                          459,148           468,591           432,873
Property, plant and equipment, net                           2,781,050         2,837,073         2,888,281
Goodwill, net                                                  306,762           316,851           328,033
Other long-term assets                                         147,004           183,586           185,599
                                                            ----------        ----------        ----------
     Total assets                                           $5,063,872        $5,194,852        $5,437,036
                                                            ==========        ==========        ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt                           $  492,985        $  537,991        $  298,007
Other current liabilities                                      258,469           308,655           275,736
                                                            ----------        ----------        ----------
     Total current liabilities                                 751,454           846,646           573,743
Long-term debt                                               1,614,656         1,575,079         1,990,138
Other long-term liabilities                                    539,307           525,480           523,658
                                                            ----------        ----------        ----------
     Total liabilities                                       2,905,417         2,947,205         3,087,539
Shareholders' equity                                         2,158,455         2,247,647         2,349,497
                                                            ----------        ----------        ----------
     Total liabilities and shareholders' equity             $5,063,872        $5,194,852        $5,437,036
                                                            ==========        ==========        ==========

Total cash and marketable securities                        $1,330,799        $1,285,234        $1,483,323

Working capital                                             $  618,454        $  542,105        $1,028,507

Funded debt to capital ratio:

    - Gross                                                   0.49 : 1          0.48 : 1          0.49 : 1
    - Net of cash and marketable securities                   0.26 : 1          0.27 : 1          0.26 : 1
Interest coverage ratio:                                       6.0 : 1           5.6 : 1           5.4 : 1

                     NABORS INDUSTRIES LTD. AND SUBSIDIARIES
                                SEGMENT REPORTING
                                   (UNAUDITED)

The following table sets forth certain information with respect to our reportable segments and rig activity:

                                                                      THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                              -------------------------------------     -----------------------
                                                              MARCH 31,            JUNE 30,                    JUNE 30,
                                                              ---------     -----------------------     -----------------------
                                                                2003          2003          2002          2003          2002
                                                              ---------     ---------     ---------     ---------     ---------
(IN THOUSANDS)
Reportable segments:
Operating revenues and Earnings from
 unconsolidated affiliates:
    Contract drilling: (1)
      U.S. Lower 48 Land Drilling                             $  91,688     $ 116,605     $  97,022     $ 208,293     $ 206,181
      U.S. Land Well-servicing                                   76,660        81,504        76,250       158,164       149,953
      U.S. Offshore                                              21,714        24,680        23,958        46,394        51,430
      Alaska                                                     35,968        30,446        30,947        66,414        70,941
      Canada                                                    100,788        49,836        20,935       150,624        48,952
      International                                              87,191        96,599        77,062       183,790       157,150
                                                              ---------     ---------     ---------     ---------     ---------
       Subtotal contract drilling (2)                           414,009       399,670       326,174       813,679       684,607

    Manufacturing and logistics (3) (4)                          55,189        46,572        41,554       101,761        81,596
    Other (5)                                                   (13,458)      (12,331)      (11,210)      (25,789)      (22,848)
                                                              ---------     ---------     ---------     ---------     ---------
      Total                                                   $ 455,740     $ 433,911     $ 356,518     $ 889,651     $ 743,355
                                                              =========     =========     =========     =========     =========

Adjusted cash flows derived from operating activities: (6)
 Contract drilling:
   U.S. Lower 48 Land Drilling                                $  14,051     $  23,445     $  23,723     $  37,496     $  51,809
   U.S. Land Well-servicing                                      15,145        18,811        16,187        33,956        30,726
   U.S. Offshore                                                  1,103         5,112         1,150         6,215         3,111
   Alaska                                                        18,162        13,414        10,255        31,576        23,861
   Canada                                                        33,253         5,453         2,509        38,706        15,143
   International                                                 28,142        33,350        27,690        61,492        57,592
                                                              ---------     ---------     ---------     ---------     ---------
    Subtotal contract drilling                                  109,856        99,585        81,514       209,441       182,242

 Manufacturing and logistics                                     10,867         4,883        13,000        15,750        26,709
 Other (7)                                                      (10,788)       (9,831)       (9,010)      (20,619)      (18,709)
                                                              ---------     ---------     ---------     ---------     ---------
   Total                                                        109,935        94,637        85,504       204,572       190,242
Depreciation and amortization                                   (53,926)      (56,652)      (47,984)     (110,578)      (91,665)
                                                              ---------     ---------     ---------     ---------     ---------

Adjusted income derived from operating activities (8)            56,009        37,985        37,520        93,994        98,577

Interest expense                                                (20,070)      (18,644)      (14,418)      (38,714)      (29,033)
Interest income                                                   7,693         6,998         8,142        14,691        17,393
Other income, net                                                    24            23         2,649            47         3,146
                                                              ---------     ---------     ---------     ---------     ---------
Income before income taxes                                    $  43,656     $  26,362     $  33,893     $  70,018     $  90,083
                                                              =========     =========     =========     =========     =========

Net cash provided by operating activities from our
  consolidated statements of cash flows                       $  26,033     $ 102,891     $  91,322     $ 128,924     $ 194,685
                                                              =========     =========     =========     =========     =========

Rig activity:
Rig years: (9)
   U.S. Lower 48 Land Drilling                                    108.9         136.8         105.6         123.0         106.6
   U.S. Offshore                                                   13.4          15.0          14.5          14.2          14.7
   Alaska                                                           8.7           9.1           9.6           8.9          10.4
   Canada                                                          58.8          23.4          11.4          41.0          19.2
   International (10)                                              57.1          59.8          53.5          58.4          52.9
                                                              ---------     ---------     ---------     ---------     ---------
      Total rig years                                             246.9         244.1         194.6         245.5         203.8
                                                              =========     =========     =========     =========     =========
Rig hours: (11)
   U.S. Land Well-servicing                                     273,513       281,810       262,326       555,323       504,605
   Canada Well-servicing (12)                                    92,702        46,458        30,528       139,160        30,528
                                                              ---------     ---------     ---------     ---------     ---------
      Total rig hours                                           366,215       328,268       292,854       694,483       535,133
                                                              =========     =========     =========     =========     =========

----------

(1) This segment includes our drilling, workover and well-servicing operations, on land and offshore.

(2) Includes Earnings from unconsolidated affiliates, accounted for by the equity method, of $.9 million, $1.0 million and $1.0 million for the three months ended March 31, 2003, June 30, 2003 and 2002, respectively, and $1.9 million and $2.1 million for the six months ended June 30, 2003 and 2002, respectively.

(3) This segment includes our marine transportation and supply services, top drive manufacturing, directional drilling, rig instrumentation and software, and construction and logistics operating units.

(4) Includes Earnings from unconsolidated affiliates, accounted for by the equity method, of $5.0 million, $.4 million and $3.4 million for the three months ended March 31, 2003, June 30, 2003 and 2002, respectively, and $5.4 million and $7.9 million for the six months ended June 30, 2003 and 2002, respectively.

(5) Includes the elimination of inter-segment manufacturing and logistics sales.

(6) Adjusted cash flows derived from operating activities is computed by: subtracting direct costs and general and administrative expenses from Operating revenues and then adding Earnings from unconsolidated affiliates. Such amounts should not be used as a substitute to those amounts reported under GAAP. However, management evaluates the performance of our business units based on several criteria, including adjusted cash flows derived from operating activities, because it believes that this financial measure is an accurate reflection of the ongoing performance of our business units. The following is a reconciliation of net cash provided by operating activities from our consolidated statements of cash flows, which is a GAAP measure, to this non-GAAP measure:

                                                                                          (UNAUDITED)
                                                                      THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                             -------------------------------------     -----------------------
                                                             MARCH 31,             JUNE 30,                    JUNE 30,
                                                             ---------     -----------------------     -----------------------
                                                               2003          2003          2002          2003          2002
                                                             ---------     ---------     ---------     ---------     ---------
(IN THOUSANDS)
Net cash provided by operating activities from our
   consolidated statements of cash flows                     $  26,033     $ 102,891     $  91,322     $ 128,924     $ 194,685

Interest expense                                                20,070        18,644        14,418        38,714        29,033
Interest income                                                 (7,693)       (6,998)       (8,142)      (14,691)      (17,393)
Other income, net                                                  (24)          (23)       (2,649)          (47)       (3,146)
Current income tax expense                                       4,060         3,226         2,514         7,286         6,957
Deferred financing costs amortization                           (1,397)       (1,323)       (1,098)       (2,720)       (2,196)
Discount amortization on long-term debt                         (7,908)       (7,661)       (7,673)      (15,569)      (15,270)
Amortization of loss on cash flow hedges                           (37)          (38)           --           (75)           --
Gains (losses) on long-term assets, net                          2,440           837          (722)        3,277          (828)
(Losses) gains on marketable securities                           (469)        3,096           476         2,627         2,950
Loss on derivative instruments                                  (1,084)       (2,617)           --        (3,701)           --
Sales of marketable securities, trading                             --        (4,484)           --        (4,484)           --
Foreign currency transaction (losses) gains                       (181)          532         2,354           351         2,307
Loss on early extinguishment of debt                                --          (908)           --          (908)         (202)
Equity in earnings (losses) of unconsolidated affiliates,
   net of dividends                                              5,903        (4,141)       (1,315)        1,762         2,124
Decrease (increase), net of effects from acquisitions,
  from changes in balance sheet accounts                        70,222        (6,396)       (3,981)       63,826        (8,779)
                                                             ---------     ---------     ---------     ---------     ---------
Adjusted cash flows derived from operating activities        $ 109,935     $  94,637     $  85,504     $ 204,572     $ 190,242
                                                             =========     =========     =========     =========     =========

----------

(7) Includes the elimination of inter-segment transactions and unallocated corporate expenses.

(8) Adjusted income derived from operating activities is computed by: subtracting direct costs, general and administrative expenses, and depreciation and amortization expense from Operating revenues and then adding Earnings from unconsolidated affiliates. Such amounts should not be used as a substitute to those amounts reported under GAAP. However, management evaluates the performance of its business units and the consolidated company based on several criteria, including adjusted income derived from operating activities, because it believes that this financial measure is an accurate reflection of the ongoing profitability of our company. A reconciliation of this non-GAAP measure to consolidated income before income taxes, which is a GAAP measure, is provided within the table above.

(9) Excludes well-servicing rigs which are measured in rig hours. Includes our percentage ownership of rigs from unconsolidated affiliates. Rig years represents a measure of the number of equivalent rigs operating during a given period. For example, one rig operating 182.5 days during a 365-day period represents 0.5 rig years.

(10) International rig years include our percentage ownership of rigs from unconsolidated affiliates which totaled 3.0 years during the three months ended March 31, 2003, and, 4.0 years and 3.5 years during the three and six months ended June 30, 2003 and 2002, respectively.

(11) Rig hours represents the number of hours that our well-servicing rig fleet operated during the period.

(12) The Canada Well-servicing operation was acquired during April 2002 as part of our acquisition of Enserco Energy Service Company Inc.

                     NABORS INDUSTRIES LTD. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)

A reconciliation of the numerators and denominators of the basic and diluted earnings per share computations is as follows:

                                                                           THREE MONTHS ENDED             SIX MONTHS ENDED
                                                                    --------------------------------    --------------------
                                                                    MARCH 31,         JUNE 30,                JUNE 30,
                                                                    --------    --------------------    --------------------
                                                                      2003        2003        2002        2003        2002
                                                                    --------    --------    --------    --------    --------
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Net income (numerator):
   Net income - basic                                               $ 48,057    $ 29,019    $ 25,420    $ 77,076    $ 67,362
   Add interest expense on assumed conversion of our
      zero coupon convertible senior debentures, net of tax:
        $825 million due 2020 (1)                                      1,920          --          --       3,639          --
        $1.381 billion due 2021 (2)                                       --          --          --          --          --
                                                                    --------    --------    --------    --------    --------
     Adjusted net income - diluted                                  $ 49,977    $ 29,019    $ 25,420    $ 80,715    $ 67,362
                                                                    --------    --------    --------    --------    --------

   Earnings per share:
     Basic                                                          $    .33    $    .20    $    .18    $    .53    $    .47
     Diluted                                                        $    .31    $    .19    $    .17    $    .50    $    .45

Shares (denominator):
   Weighted average number of shares outstanding - basic (3)         145,708     146,382     143,188     146,045     142,079
   Net effect of dilutive stock options and warrants based
      on the treasury stock method                                     6,589       6,977       7,263       6,783       6,477
   Assumed conversion of our zero coupon
      convertible/exchangeable senior debentures/notes:
        $825 million due 2020 (1)                                      8,107          --          --       7,659          --
        $1.381 billion due 2021 (2)                                       --          --          --          --          --
        $700 million due 2023(4)                                          --          --          --          --          --
                                                                    --------    --------    --------    --------    --------
   Weighted average number of shares outstanding - diluted           160,404     153,359     150,451     160,487     148,556
                                                                    --------    --------    --------    --------    --------

----------

(1) Diluted earnings per share for the three months ended March 31, 2003, and the six months ended June 30, 2003 reflects the assumed conversion of our $825 million zero coupon convertible senior debentures due 2020, as the conversion in that period would have been dilutive. For the three months ended June 30, 2003 and 2002 and the six months ended June 30, 2002 diluted shares outstanding excludes 7.2 million, 8.1 million and 8.1 million, respectively, potentially dilutive shares issuable upon the conversion of our $825 million zero coupon convertible senior debentures due 2020 because the inclusion of such shares would have been anti-dilutive, given the level of net income for those periods. Net income for the three months ended June 30, 2003 and for the three and six months ended June 30, 2002 also excludes the related add-back of interest expense for these debentures. These shares would have been dilutive and therefore included in the calculation of the weighted average number of shares outstanding-diluted had diluted earnings per share been at or above $.24 and $.23 for the three months ended June 30, 2003 and 2002, respectively, and at or above $.46 for the six months ended June 30, 2002. We redeemed the remaining outstanding principal amount of our $825 million zero coupon convertible senior debentures due 2020 on June 20, 2003.

(2) Diluted earnings per share for the three and six months ended June 30, 2003 and 2002 excludes 8.5 million potentially dilutive shares issuable upon the conversion of our $1.381 billion zero coupon convertible senior debentures due 2021 because the inclusion of such shares would have been anti-dilutive, given the level of net income for those quarters. Net income for the three months ended March 31, 2003, and the three and six months ended June 30, 2003 and 2002 also excludes the related add-back of interest expense for these debentures. These shares would have been dilutive and therefore included in the calculation of the weighted average number of shares outstanding-diluted had diluted earnings per share been at or above $.36 and $.35 for the three months ended June 30, 2003 and 2002, respectively, and at or above $.71 and $.69 for the six months ended June 30, 2003 and 2002, respectively.

(3) Includes the weighted average number of common shares of Nabors and the weighted average number of exchangeable shares of Nabors Exchangeco (Canada) Inc.

(4) Diluted earnings per share for the three and six months ended June 30, 2003 excludes 10.0 million potentially dilutive shares issuable upon the exchange of our $700 million zero coupon exchangeable senior notes due 2023. Such shares are contingently exchangeable under certain circumstances and would only be included in the calculation of the weighted average number of shares outstanding-diluted if any of those criteria were met. Such criteria were not met during the three and six months ended June 30, 2003.